UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2017, the Registrant delivered a $1,800,000 secured convertible promissory note (the “Note”) to Eagle Equities, LLC (“Eagle”) and received $1,800,000 from Eagle. The Note is convertible into our common stock at 65% of market as determined under the Note, bears interest at 10% per annum and is secured pursuant to a security agreement (the “Security Agreement”) by a third priority lien against certain of our assets. In connection with the issuance of the Note, Eagle was granted a two year warrant (the “Warrant”) to acquire 1,800,000 of our shares at $0.25 per share. The Warrant contains a cashless exercise feature.

The foregoing is only a brief summary of the agreements referred to hereon, which are exhibits hereto, for a full understanding of their terms and conditions of those documents, the reader is referred to such documents.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements -None
(b)	Exhibits

	10.1	Security Purchase Agreement, dated December 21, 2017, between the Registrant and Eagle.

	10.2	The Note

	10.3	Security Agreement

	10.4	The Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2017

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer